SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                               ________________________

                                       FORM 8-K

                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported)  September 26, 1994
                                                          ---------------------




                                The Travelers Inc.
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                (Exact name of registrant as specified in its charter)



          Delaware                     1-9924                  52-1568099
          --------------          -----------------         ---------------
          (State or other           (Commission              (IRS  Employer
          jurisdiction of           File Number)             Identification No.)
          incorporation)


               65 East 55th Street, New York, New York          10022
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                (Address of principal executive offices)      (Zip Code)



                                    (212) 891-8900
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                 (Registrant's telephone number, including area code)




































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                                  THE TRAVELERS INC.
                              Current Report on Form 8-K

          Item 5.   Other Events.

                    The Travelers Inc. (the "Company") has filed a registration statement with the Securities and Exchange Commission, to provide a prospectus that may be used by Smith Barney Inc. in its market-making activities for certain debt securities of the Company. In order to update the information incorporated by reference into that registration statement, as well as the Company's other shelf registration statements, the Company is including in this Current Report on Form 8-K certain information regarding pending transactions involving the Company or its subsidiaries as well as information regarding derivative financial instruments used by the Company's subsidiary Smith Barney Holdings Inc.

          Pending Transactions

                    On September 1, 1994, The Travelers Insurance Company ("TIC"), a subsidiary of the Company, and Metropolitan Life Insurance Company ("MetLife") announced that they had signed a definitive agreement to combine their group health insurance businesses into a new company with a long-term, strategic focus on managed care. TIC and MetLife will each own an equal interest in the new company, which has not yet been named. Kennett L. Simmons, former chairman and chief executive officer of United HealthCare Corp., has been chosen to become chief executive officer of the new managed care company. The new company will have an independent board of directors comprised of ten members, including representatives of TIC and MetLife.

                    Also on September 1, 1994, TIC and MetLife entered into a definitive agreement for MetLife to purchase TIC's group life and related group insurance businesses, including group dental, vision, long-term disability and long-term care, accidental death and dismemberment and short-term disability coverages.

                    Both transactions are subject to regulatory approvals, and are expected to close on or before January 1, 1995.

                    On August 24, 1994, the Company announced that it had agreed to combine the businesses of its subsidiary, American
          Capital Management & Research, Inc. ("ACMR"), with The Van Kampen Merritt Companies, Inc. ("VKM"). Under the terms of the transaction, VKM will acquire the stock of ACMR from the Company for approximately $430 million in cash and further compensation of up to $10 million based on the achievement of certain
          performance criteria.   An investment fund managed by Clayton,
          Dubilier & Rice, Inc. ("CDR"), the parent of VKM, will provide the bulk of the equity financing for the transaction, and the Company will purchase 4.9% of the outstanding common stock of















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          the new company for approximately $24 million on the same terms and price as the CDR investment. The Company may receive an option to acquire up to 5.0% of additional equity.

                    The transaction is subject to obtaining the necessary financing, approval by the shareholders and the independent Boards of Directors of the Common Sense(R) Trust/Closed End and American Capital funds, and other regulatory approvals. The transaction is expected to close around the end of 1994. The Company expects to use the proceeds from this transaction to continue its stock repurchase program and for other corporate purposes.

                    On July 28, 1994, The Travelers Indemnity Company ("Indemnity"), a subsidiary of the Company, announced it had signed a definitive agreement to sell its subsidiary, Bankers and Shippers Insurance Company, to Integon Corporation for $142 million, subject to certain adjustments as provided in the stock purchase agreement. The sale involves the non-standard personal automobile insurance lines, which is the bulk of Bankers and Shippers' business, and Indemnity will retain the rest of the businesses. The proposed transaction is subject to certain regulatory approvals, and is scheduled to be completed during the fourth quarter of 1994.


          Derivative Financial Instruments

          Broker Dealer Activities - In the normal course of its business,
          ------------------------
          Smith Barney Holdings Inc. and its subsidiaries (collectively,
          "Smith Barney") use off-balance sheet derivatives to facilitate customer transactions or to limit exposure to loss from interest rate, currency and market risk by hedging other on- or-off-balance sheet transactions. These derivatives are represented by contractual agreements, primarily forward contracts and financial futures contracts. Generally, these derivatives represent future commitments to exchange currencies or to purchase or sell other financial instruments at specific terms at specified future dates.

          As a broker-dealer, Smith Barney applies a mark-to-market accounting policy to these off-balance-sheet contractual commitments. The mark-to-market unrealized gain or loss is recorded in the Consolidated Statement of Financial Condition with the related income or loss reported in principal transactions revenues. These activities, overall, generated less than 1% of its revenues and less than 1% of after-tax income in 1993; and each of the individual activities generated less than 1% of revenues and not more than 3% of after-tax income.

          Smith Barney manages market risk across on- and off-balance-sheet products. Risk exposure is monitored at both the trading desk and capital markets management levels. Each desk monitors its net risk positions, including both on- and off-balance sheet positions, versus preestablished guidelines (limits) throughout each day. Daily reports, including both on- and off-balance sheet exposure, are forwarded to senior management for review. Because Smith Barney's activities through 1993 were related primarily to servicing customer business, as opposed to proprietary trading unrelated to customer transactions, the objective was to minimize, as much as possible, interest rate and market risk. Smith Barney is planning to expand its activities to include dealing in structured over-the-counter derivatives on a hedged basis. This activity is in its initial stages and is not expected to be significant in 1994.









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          Smith Barney's credit analysis group establishes credit limits by product type for each of the obligors with which transactions are concluded. These credit limits are set based on the underlying strength and management of the counterparty, taking into account the perceived risk associated with the product. The usage and resultant exposure of these credit limits are monitored regularly by the credit analysis group as is the continued creditworthiness of the counterparty.

          The notional or contractual amounts of these instruments, which have a weighted average maturity of less than 60 days at December 31, 1993, are set forth below.

                                                                                      Purchased               Sold
                                                                                               ($millions)
                   Forward mortgage-backed securities contracts                         $7,402                $7,499
                   Forward foreign currency contracts                                    4,237                 4,110
                   Futures contracts (all of which are exchange traded):
                           Foreign currency                                                701                   854
                           U.S. Treasury and Eurodollar (Financial Futures)                100                   541
                           Municipal Bond Index                                              0                   209
                   Forward precious metals contracts                                       417                   389
                                                                                       -------               -------
                                                                                       $12,857               $13,602
                                                                                        ======                ======


          Forward Mortgage-Backed Securities Contracts.  These instruments
          ---------------------------------------------
          requiring forward settlement represent mortgage-backed "to be announced" mortgage pools ("TBA"). Smith Barney enters into these financial instruments to facilitate customer transactions
          and as hedges of proprietary inventory positions.   Over $6.5
          billion each of purchase and sale positions at December 31, 1993 represent offsetting purchases and sales of the same security.
          As of December 31, 1993, approximately 95% of the contract values of TBA forwards were for settlement in 60 days or less and the balance within 120 days.

          Forward and Futures Foreign Currency Contracts.  In its role as a
          -----------------------------------------------
          market intermediary, Smith Barney acts as a principal in financial and commodities transactions primarily to facilitate customer transactions. This exposes the firm to foreign exchange rate risk, which is generally hedged by entering into forward and futures positions that have market risk profiles inversely related to the positions it has acquired through transactions with its customers.

          Smith Barney fills customer orders by taking offsetting positions ("back to back basis") with counterparties, usually major global money center banks. Thus, the firm has little market risk since the positions are effectively flat.

          Financial Futures Contracts.  In conjunction with activities as a
          ---------------------------
          dealer of taxable fixed income securities (e.g., U.S. Government, mortgage-backed and corporate bonds), Smith Barney uses financial futures principally as hedges.

















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          Municipal Bond Index Futures.  Smith Barney has a municipal bond
          ----------------------------
          arbitrage operation. The trading strategy is to profit from opportunities arising from market discrepancies between the cash market and the futures market, for which the firm trades Municipal Bond Index futures.

          Forward Precious Metals Contracts.  To facilitate customer
          ----------------------------------
          transactions, trading in forward precious metals contracts is transacted in the "Loco London" Bullion Market, which is used globally for hedging and trading purposes. Smith Barney often uses Comex futures to hedge its forward book to reduce market risk.

          Option Contracts.  The only option contracts traded by Smith
          ----------------
          Barney in 1993 were listed equity contracts. Smith Barney does not take speculative positions in this market. This business is primarily driven by the need to facilitate customer transactions. Any positions that Smith Barney takes to facilitate its customer transactions are usually then hedged by purchase or sale of the underlying equity security. Smith Barney also uses options on a limited basis as hedges of other positions, primarily convertible bonds. At December 31, 1993, Smith Barney carried open option contracts written with a contract value of $6 million of puts and $68 million of calls.


















































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                                      SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




          Dated:  September 26, 1994        THE TRAVELERS INC.



                              By:  /s/ Irwin Ettinger
                                 -----------------------------
                                                Irwin Ettinger
                                         Senior Vice President









































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